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                                   NORSKE SKOG
                                 CANADA LIMITED






                                  BY-LAW NO. 1









                                OCTOBER 24, 2001




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                           NORSKE SKOG CANADA LIMITED
                                  BY-LAW NO. 1

                                TABLE OF CONTENTS

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                                                                                      PAGE

1.  DEFINITIONS.........................................................................1

2.  DIRECTORS...........................................................................1
    2.1.   Number.......................................................................1
    2.2.   Remuneration.................................................................2

3.  MEETINGS OF DIRECTORS...............................................................2
    3.1.   Holding of Meetings..........................................................2
    3.2.   Notice.......................................................................2
    3.3.   Quorum and Voting............................................................2
    3.4.   Chair........................................................................2
    3.5.   Adjournment..................................................................3

4.  COMMITTEES OF DIRECTORS.............................................................3
    4.1.   Meetings of Committees.......................................................3
    4.2.   Procedure....................................................................3

5.  OFFICERS............................................................................3
    5.1.   Appointment..................................................................3
    5.2.   Removal of Officers..........................................................3

6.  MEETINGS OF SHAREHOLDERS............................................................4
    6.1.   Chair, Secretary.............................................................4
    6.2.   Quorum.......................................................................4
    6.3.   Quorum Where Only One Shareholder............................................4
    6.4.   Votes........................................................................4
    6.5.   Vote by Show of Hands........................................................4
    6.6.   Vote by Ballot...............................................................5
    6.7.   Adjournment..................................................................5

7.  NOTICES.............................................................................5
    7.1.   Notice to Shareholders or Directors..........................................5
    7.2.   Shares Registered in More Than One Name......................................6
    7.3.   Persons Entitled by Death or Operation of Law................................6
    7.4.   Omission and Errors..........................................................6
    7.5.   Signatures on Notices........................................................6
    7.6.   Proof of Service.............................................................6
    7.7.   Waiver of Notice.............................................................6

8.  EXECUTION OF INSTRUMENTS............................................................7
    8.1.   Authorized Signing Officers..................................................7
    8.2.   Cheques, Drafts and Notes....................................................7
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                           NORSKE SKOG CANADA LIMITED
                                  BY-LAW NO. 1


A by-law relating generally to the conduct of the affairs of Norske Skog Canada Limited.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Norske Skog Canada Limited (hereinafter called the "Corporation") as follows:

1.       DEFINITIONS

         In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

         (a) "Act" means the CANADA BUSINESS CORPORATIONS ACT, Revised Statutes of Canada 1985, c. C-44, as from time to time amended, and any regulations passed pursuant thereto, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any references in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

         (b) "articles" means the Articles of Amalgamation of the Corporation, and any subsequent Restated Articles, Articles of Amalgamation or Articles of Continuance of the Corporation;

         (c) "by-laws" means any by-law of the Corporation from time to time in force and effect;

         (d) "directors", "board of directors" and "board" mean the directors of the Corporation at the relevant time;

         (e) all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

         (f) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons; and

         (g) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2.       DIRECTORS

2.1.     NUMBER

         Whenever the articles provide for a minimum and maximum number of directors, the number of directors within the stipulated range shall be as determined from time to time by resolution of the directors.


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                                       2


2.2.     REMUNERATION

         The directors shall be paid such remuneration for their services as the directors may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.       MEETINGS OF DIRECTORS

3.1.     HOLDING OF MEETINGS

         Meetings of the board of directors shall be held from time to time at such place, on such day and at such time as the board may determine. In addition, a meeting of the board may be convened at any time by the Chair of the Board, the President or any two directors, and the Secretary, when directed or authorized by either of such officers or any two directors, shall convene a meeting of the board.

3.2.     NOTICE

         (a) Notice of every meeting of the directors shall be given orally (in person or by telephone) or in writing sent as provided in section 7.1 of this by-law not less than two days (exclusive of the day on which notice is given but inclusive of the day for which notice is given) before the meeting is to take place.

         (b) Despite paragraph 3.2(a) of this by-law, no notice need be given to a newly elected or appointed director or directors for the first meeting of directors to be held immediately following the election of directors at a meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board.

3.3.     QUORUM AND VOTING

         (a) The quorum necessary for the transaction of the business of the directors may be fixed by the directors and if not so fixed shall be a majority of the directors then in office.

         (b) Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

3.4.     CHAIR

         The Chair of the Board or, in his or her absence, the Deputy Chair, if any, or, in the absence of both the Chair and the Deputy Chair, the President shall chair every meeting of the directors. If none of the Chair of the Board, any Deputy Chair or the President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chair, or if the Chair of the Board, any Deputy Chair and the President have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to chair the meeting.


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3.5.     ADJOURNMENT

         Any meeting of the directors or any committee or directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place, and no notice of the time and place for the holding of the adjourned meeting need be given to any director if such time and place is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present. The directors who formed the quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

4.       COMMITTEES OF DIRECTORS

4.1.     MEETINGS OF COMMITTEES

         Meetings of committees of directors shall be held from time to time at such place, on such day and at such time as the board or the committee may determine. In addition, a meeting of a committee may be convened at any time by the chair of the committee or any director who is a member of the committee. Notice of meetings of committees shall be given in accordance with the provisions of these by-laws governing the calling of meetings of the directors.

4.2.     PROCEDURE

         Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less then a majority of its number, appoint its chair and regulate its procedure.

5.       OFFICERS

5.1.     APPOINTMENT

         (a) The directors shall, from time to time, appoint a Chair of the Board, a President and a Secretary and may appoint a Deputy Chair and such other officers of the Corporation, if any, as the directors shall determine.

         (b) One person may hold more than one of such offices except that different persons must hold the offices of President and Secretary. Any person appointed as the Chair of the Board, Deputy Chair, President, chief executive officer or managing director of the Corporation must be a director, but the other officers need not be directors.

         (c) The directors may determine the duties and functions to be performed by the President and other officers of the Corporation, and may from time to time change such duties and functions as they see fit.

5.2.     REMOVAL OF OFFICERS

         All officers shall be subject to removal by the directors at any time, with or without cause, but without prejudice to their rights under any agreement with the Corporation.


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6.       MEETINGS OF SHAREHOLDERS

6.1.     CHAIR, SECRETARY

         (a) The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as has been appointed and who is a director, is present at the meeting and is willing to act as chair: Chair of the Board, Deputy Chair, President, chief executive officer or managing director. If no such officer is present or if present, is not willing to act as chair, those persons present and entitled to vote shall appoint another director as chair of the meeting of shareholders and if no director is present or if all the directors present decline to take the chair, then the aforesaid persons shall appoint one of their number to be chair.

         (b) The Secretary of the Corporation shall act as secretary of meetings of shareholders. If the Secretary is absent, the chair of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

6.2.     QUORUM

         Two persons present and each holding or representing by proxy at least one of the outstanding shares of the Corporation entitled to be voted at the meeting shall be a quorum at any meeting of shareholders for the choice of a chair of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting of shareholders shall be persons present not being less than two in number and holding or representing by proxy not less than 10% of the total number of the outstanding shares of the Corporation entitled to be voted at the meeting.

6.3.     QUORUM WHERE ONLY ONE SHAREHOLDER

         Notwithstanding any other provision of the by-laws, if the Corporation has only one shareholder, or only one shareholder holding all the shares of a particular class or series of shares, that shareholder present in person or by proxy constitutes a meeting of shareholders, or of the shareholders holding the particular class or series, and a quorum for such meeting.

6.4.     VOTES

         Except as otherwise required by the Act, the articles and the by-laws, every question submitted to any meeting of shareholders shall be decided by a majority of the votes cast.

6.5.     VOTE BY SHOW OF HANDS

         Upon a show of hands, every person who is present and entitled to vote shall have one vote, except where a proxyholder has conflicting instructions from more than one shareholder. Whenever a vote by show of hands is taken upon a question, unless a ballot thereon is directed by the chair of the meeting or demanded by a shareholder or proxyholder entitled to vote at the meeting, a declaration by the chair of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.


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6.6.     VOTE BY BALLOT

         If a ballot is directed or demanded on the appointment of a chair or on the question of adjournment or termination of the meeting, it shall be taken forthwith without adjournment. If a ballot is directed or demanded on any other question or as to the election of directors, it shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chair of the meeting directs. Upon a ballot being taken, each shareholder or proxyholder present shall be entitled, in respect of the shares that the shareholder or proxyholder is entitled to vote at the meeting, to the number of votes provided for by the articles or, in the absence of any such provision in the articles, to one vote for each share that the shareholder or proxyholder is entitled to vote. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was directed or demanded. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.7.     ADJOURNMENT

         The chair of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. Subject to any provisions of the Act, the adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

7.       NOTICES

7.1.     NOTICE TO SHAREHOLDERS OR DIRECTORS

         (a) Any notice or other documents required to be given or sent by the Corporation to any shareholder or director of the Corporation may be delivered to or sent by prepaid mail or by telegram, telex, cablegram, facsimile or electronic mail addressed to:

                  (i) the shareholder at the shareholder's latest address, facsimile number or electronic mail address as shown on the records of the Corporation or its transfer agent; and

                  (ii) the director at the director's latest address, facsimile number or electronic mail address as shown in the records of the Corporation or in the last notice of directors or change of directors filed under the Act.

         (b) A notice or other document sent in accordance with paragraph 7.1(a) to a shareholder or director is deemed to be received:

                  (i) if delivered, when it is delivered personally or to the shareholder's or director's latest address as referred to in paragraph 7.1(a);

                  (ii) if sent by pre-paid mail, at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all; or


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                  (iii)    if sent by telegram, telex, cablegram, facsimile or
                           electronic mail, at the time that it is sent to the shareholder or director at the shareholder's or director's latest address, facsimile number or electronic mail address, as applicable, as referred to in paragraph 7.1(a).

7.2.     SHARES REGISTERED IN MORE THAN ONE NAME

         All notices or other documents may, with respect to any shares in the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

7.3.     PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

         Every person who, by operation of law, transfer, death of a shareholder or otherwise, becomes entitled to any share of the Corporation, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom the person derives entitlement to such share prior to the person's name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which the person became so entitled) and prior to the person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

7.4.     OMISSION AND ERRORS

         Subject to the Act, the accidental omission to give any notice to any shareholder, director, auditor, officer or member of a committee of directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

7.5.     SIGNATURES ON NOTICES

         The signatures of any director or officer of the Corporation on any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

7.6.     PROOF OF SERVICE

         A certificate of any director or officer of the Corporation or of an agent of the Corporation as to the facts in relation to the mailing or delivery or sending of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

7.7.     WAIVER OF NOTICE

         If a notice or document is required by the Act, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it.


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8.       EXECUTION OF INSTRUMENTS

8.1.     AUTHORIZED SIGNING OFFICERS

         Unless otherwise authorized by the directors, deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any director, by any officer or by an officer and a director. In addition, the directors may from time to time direct the manner in which and the person or persons by whom any particular instrument may or shall be signed. Any such person signing an instrument may affix the corporate seal thereto, but no instrument is invalid merely because the corporate seal is not affixed thereto.

8.2.     CHEQUES, DRAFTS AND NOTES

         All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such director or directors, officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

MADE by the Board the 24th day of October, 2001


                                /s/ Russell J. Horner
                                ------------------------------------------------
                                President and Chief Executive Officer


                                /s/ Ralph Leverton
                                ------------------------------------------------
                                Vice President, Finance, Chief Financial Officer and Secretary


CONFIRMED by the shareholders in accordance with the Act, ____________________, 200__.


                                ------------------------------------------------
                                Vice President, Finance, Chief Financial Officer and Secretary